SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report                                                      July 1, 2004
(Date of earliest event reported)                                  June 30, 2004


                               QCR Holdings, Inc.
             (Exact name of Registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


       0-22208                                        42-1397595
(Commission File Number)                 (I.R.S. Employer Identification Number)



3551 Seventh Street, Suite 204, Moline, Illinois                        61265
  (Address of principal executive offices)                            (Zip Code)



                                 (309) 736-3580
              (Registrant's telephone number, including area code)


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Item 5.  Other Information and Regulation FD Disclosure

On June 30, 2004, QCR Capital Trust I, a subsidiary of QCR Holdings, Inc., redeemed all of its 9.20% Trust Preferred Securities and its 9.20% Common Securities at a redemption price equal to the $10.00 liquidation amount of each security plus all accrued and unpaid interest per security. Prior to the redemption, the Trust Preferred Securities were quoted on the American Stock Exchange under the symbol "CQP.PR.A". In connection with the redemption of the Trust Preferred Securities, the Company redeemed all of its $12,380,000 9.20% Debentures due September 30, 2029 which were held exclusively by the Trust.

A copy of the  Company's  press  release is attached  hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

  (a)  Financial Statements of Business Acquired.

       None.

  (b)  Pro Forma Financial Information.

       None.

  (c)  Exhibits.

       99.1     Press Release dated July 1, 2004

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    QCR HOLDINGS, INC.

Dated:  July 1, 2004                         By:     /s/ Todd A. Gipple
                                                     ------------------
                                                     Todd A. Gipple
                                                     Executive Vice President
                                                     and Chief Financial Officer